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Exhibit 24

POWER OF ATTORNEY

        WHEREAS, Southwestern Public Service Company, a New Mexico corporation (the "Company"), is about to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, a registration statement and/or post-effective amendments which may consist of one or more registration statements on Form S-3 for the issuance and sale from time to time, in one or more series, and in any combination, of up to $250 million principal amount of Debt Securities; and

        WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints RICHARD C. KELLY and BENJAMIN G.S. FOWKE III and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3, or post-effective amendments to registration statements on Form S-3 (or any other appropriate form), relating to the issuance and sale of up to $250 million principal amount of Debt Securities and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of June, 2008.

/s/ DAVID L. EVES	/s/ BENJAMIN G.S. FOWKE III
David L. Eves President, Chief Executive Officer and Director (Principal Executive Officer)	Benjamin G.S. Fowke III Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ TERESA S. MADDEN	/s/ PAUL J. BONAVIA
Teresa S. Madden Vice President and Controller (Principal Accounting Officer)	Paul J. Bonavia (Vice President and Director)
/s/ RICHARD C. KELLY
Richard C. Kelly (Chairman and Director)

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  Exhibit 24